CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 30, 2001, relating to the financial statements and per-share data and ratios of Capital Income Builder, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California

February 11, 2002